Exhibit 5.1

July 6, 2015

Crossroads Systems, Inc.

11000 North MoPac Expressway #150

Austin, Texas 78759

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Crossroads Systems, Inc., a Delaware corporation (the “Company”), in connection with the filing of its registration statement on Form S-1 (the “462(b) Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 43,383 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, to be sold for an aggregate purchase price of up to approximately $54,228.75, issuable upon exercise of rights (the “Rights”) to be distributed to holders of record of shares of the Company’s common and preferred stock as of 5:00 p.m. Eastern Time, July 2, 2015 (the “Record Date”) for a proposed rights offering by the Company. The 462(b) Registration Statement relates to a Registration Statement on Form S-1 (File No. 333-204094) initially filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2015 (the “Initial Registration Statement”) and incorporates by reference the contents of the Initial Registration Statement, including the related prospectus included therein and the exhibits thereto.

This opinion letter is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Initial Registration Statement, including the prospectus forming a part thereof and all exhibits thereto, (ii) the 462(b) Registration Statement, (iii) the Certificate of Incorporation and By-laws of the Company, each as amended to date, and (iv) corporate proceedings of the Company, and such other documents, instruments and certificates of officers and representatives of the Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity and completeness of the originals of such latter documents.

July 6, 2015

Based upon the foregoing, we are of the opinion that (i) the Rights have been duly authorized and when issued as described in the Initial Registration Statement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (ii) the Shares have been duly authorized and, when issued upon the exercise of the Rights in accordance with their terms as described in the Initial Registration Statement, including payment of the subscription price therefor, the Shares will be duly and validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York. We express no opinion as to the effects of any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, each as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Initial Registration Statement or the 462(b) Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference made to our firm under the caption “Legal Matters” in the prospectus constituting a part of such Initial Registration Statement and 462(b) Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Olshan Frome Wolosky LLP

OLSHAN FROME WOLOSKY LLP